Exhibit 1.1

                     Capital Securities

AmericanWest Capital Trust IV

Underwriting Agreement

            , 2008

Sandler O’Neill & Partners, L.P.,

As representative of the several Underwriters

named in Schedule I hereto,

919 Third Avenue

6th Floor

New York, New York 10022

Howe Barnes Hoefer & Arnett, Inc.

As representative of the several Underwriters

named in Schedule I hereto,

222 South Riverside Plaza

7th Floor

Chicago, Illinois 60606

Ladies and Gentlemen:

AmericanWest Bancorporation, a Washington corporation (the “Company”) will be the holder of all of the common securities of AmericanWest Capital Trust IV, a Delaware statutory trust (the “Trust”). The Company and the Trust (together, the “Offerors”) propose that the Trust issue                      of its     % Capital Securities with a liquidation amount of $10.00 per security (the “Firm Securities”) to the underwriters named in Schedule I hereto (the “Underwriters”), who are acting severally and not jointly and for whom Sandler O’Neill & Partners, L.P. and Howe Barnes Hoefer & Arnett, Inc. are serving as representatives (the “Representatives”).

In addition, the Offerors have granted to the Underwriters an option to purchase up to                      additional     % Capital Securities (the “Optional Securities”), exercisable at the Underwriters’ election in accordance with Section 2 hereof (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).

The Securities will be issued pursuant to an Amended and Restated Declaration of Trust (the “Trust Agreement”) among Wilmington Trust Company, as Institutional Trustee and Delaware Trustee, the administrators named therein (the “Administrators”) and the Company, that complies with the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the “Guarantee”) only as provided in a Guarantee Agreement (the “Guarantee Agreement”) between the Company and Wilmington Trust Company, as trustee (the “Guarantee Trustee”).

The proceeds of the sale of the Securities will be used to purchase unsecured junior subordinated deferrable interest notes (the “Junior Subordinated Notes”) issued by the Company pursuant to an Indenture (the “Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Indenture Trustee”).

The Representatives have advised the Company that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective.

1. (a) The Offerors jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(i) A registration statement on Form S-3 (File No. 333-        ) (the “Initial Registration Statement”) in respect of the Securities, the Guarantee, and the Junior Subordinated Notes has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, delivered to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”;

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offerors by an Underwriter through the Representatives expressly for use therein;

(iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offerors by an Underwriter through the Representatives expressly for use therein;

(iv) As of the Applicable Time, neither (i) any Issuer-Represented General Use Free Writing Prospectus issued at or prior to the Applicable Time and the Statutory Prospectus, all consider together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein. As used in this paragraph and elsewhere in this Underwriting Agreement (the “Agreement”):

“Applicable Time” means 4:00 p.m. (New York time) on the date of this Agreement.

“Statutory Prospectus” as of any time means the most recent Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained by the Company’s records pursuant to Rule 422(g) under the Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

(v) Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 5(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(vi) A registration statement on Form 8-A (File No.                     ) (the “Exchange Act Registration Statement”) in respect of the Securities, including any post-effective amendment, each in the form heretofore delivered to the Representatives, has been filed with the Commission and is effective in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and no stop order suspending the effectiveness of the Exchange Act Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(vii) The Exchange Act Registration Statement, at the time of filing thereof, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(viii) The Exchange Act Registration Statement conforms in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; on the effective date and at any Time of Delivery (as defined in Section 4 hereof), the Exchange Act Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(ix) The documents which are incorporated by reference in the Registration Statement or any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make to the statements therein not misleading;

(x) The consolidated financial statements, audited and unaudited (including the notes thereto), included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Prospectus are accurate in all material respects and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited consolidated financial statements included or incorporated by reference in the Registration Statement;

(xi) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity (as defined below), otherwise than as set forth or contemplated in the General Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development that may cause a prospective material adverse change, in or affecting the general affairs, management, financial position, business prospects, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, including the description set forth in the Prospectus of the possibility of further impairment of the goodwill of the Company;

(xii) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects other than pledges with respect to FHLB stock and securities pledged to secure public deposits and as collateral for repurchase agreements and except such as are described in each of the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(xiii) The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”) with respect to AmericanWest Bank (the “Bank”) and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Washington, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability or disability by reason of the failure to be so qualified in any jurisdiction;

(xiv) Each subsidiary of the Company either has been duly incorporated and is validly existing as a corporation or a statutory trust or, with respect to the Bank, has been duly chartered and is validly existing as a Washington state chartered bank, in each case in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability or disability by reason of the failure to be so qualified in any jurisdiction, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below); the activities of the subsidiaries of the Bank are permitted to be conducted by subsidiaries of a Washington state chartered bank and the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”) all of the issued shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable, and are owned, directly by the Company, free and clear of any pledge, lien, encumbrance, claim or equity; other than a pledge to US Bank in connection with a $5 million line of credit in favor of the Company; and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Bank and AmericanWest Statutory Trust I, Columbia Trust Statutory Trust I, AmericanWest Capital Trust II, and AmericanWest Capital Trust III (collectively, the “Other Trusts”).

(xv) The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the heading

“Capitalization” as of the date indicated therein, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with the registration requirements of federal and state securities laws and conform to the description of the Securities contained in each of the General Disclosure Package and the Prospectus; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned, directly or through other subsidiaries of the Company, by the Company free and clear of any pledge, lien, encumbrance, claim or equity, other than a pledge to US Bank in connection with a $5 million line of credit;

(xvi) This Agreement, the Indenture, the Trust Agreement, and the Guarantee Agreement have been duly authorized, executed and delivered by the Company and/or the Trust, as the case may be, and constitute valid, legal and binding obligations of the Company and/or the Trust, as the case may be, enforceable in accordance with their respective terms, except as to rights to indemnity thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affected the rights of creditors generally and subject to general principles of equity and, with respect to Section 8 hereof, the public policy underlying the federal or state securities laws;

(xvii) The common securities of the Trust to be held by the Company (the “Common Securities”) have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; and at the Closing Date or the Option Closing Date, as the case may be, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, pledge, lien, encumbrance, claim or equity;

(xviii) The unissued Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Securities contained in each of the General Disclosure Package and the Prospectus;

(xix) The Trust has been duly created and is validly existing in good standing as a trust under the Delaware Trust Act (the “Delaware Act”) with full trust power and authority to own property and conduct its business as described in the Registration Statement and Prospectus and is authorized to do business in each jurisdiction in which such qualification is required;

(xx) The Trust has conducted and will conduct no business other than the transactions contemplated by the Trust Agreement and described in the Prospectus; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not an association taxable as a corporation; and the Trust will not be consolidated with the Company pursuant to GAAP;

(xxi) The Trust Agreement, the Indenture and the Guarantee Agreement have been duly qualified under the Trust Indenture Act;

(xxii) The Junior Subordinated Notes are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company, and, when authenticated by the Indenture Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity;

(xxiii) Except as described in the each of the General Disclosure Package and the Prospectus, and except for equity based compensation grants in accordance with shareholder-approved equity compensation plans as approved by the Company’s compensation committee, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; the Junior Subordinated Notes, the Common Securities or the Securities, and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a Registration Statement under the Act or otherwise register any securities the Company owned or to be owned by such person. Neither the filing of the Registration Statement nor the registration of the Securities, the Guarantee or the Junior Subordinated Notes gives rise to any rights for or relating to the registration of any capital stock or other securities of the Company or the Trust;

(xxiv) The issue and sale of the Securities by the Offerors and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, note, lease, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any federal, state, local or foreign court, or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties; assets, liabilities or credit or deposit-gathering practices and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Securities and except as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(xxv) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation or charter (as applicable) or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xxvi) The statements set forth in each of the General Disclosure Package and the Prospectus under the captions “Description of the Capital Securities,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee,” and “Relationship Among Capital Securities, Junior Subordinated Notes and Guarantee,” insofar as they purport to constitute a summary of the terms of the securities of the Company, and under the caption “Regulatory Considerations” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, and with respect to the documents referred to therein, reflect the material terms of such documents;

(xxvii) Except as disclosed in each of the General Disclosure Package and the Prospectus, the Company and its subsidiaries conduct their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the Washington Department of Financial Institutions , the Board of the Federal Reserve System (the “FRB”) and the FDIC, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order;

(xxviii) Except as disclosed in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions or suits, investigations proceedings before or by any Governmental Entity, now pending or, to the knowledge of the Company, threatened or contemplated by Governmental Entities or threatened or contemplated by others, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a material adverse effect on the business, properties, assets, current or future consolidated financial position, business prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated herein (a “Material Adverse Effect”); all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, either individually or in the aggregate, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, would not have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries which would be required to be described in the Registration Statement or to be filed as exhibits thereto by the Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;

(xxix) Each of the Company and its subsidiaries possess all permits, licenses, approvals, consents and other authorizations of (collectively, “Governmental Licenses”), and has made all filings, applications and registrations with all Governmental Entities to permit the Company or such subsidiary to conduct the business now operated by the Company or its subsidiaries; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(xxx) Neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its subsidiaries and neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission;

(xxxi) Each of the Company and its subsidiaries is in compliance in all material respects with all applicable federal, state and local environmental laws and regulations, including, without limitation, those applicable to emissions to the environment, waste management, and waste disposal (collectively, the “Environmental Laws”), except where such noncompliance would not be reasonably likely to have a Material Adverse Effect, or except as disclosed in the Prospectus, and to the knowledge of the Company, there are no circumstances that would prevent, interfere with or materially increase the cost of such compliance in the future;

(xxxii) Except as disclosed in each of the General Disclosure Package and the Prospectus, there is no claim under any Environmental Law, including common law, pending or, to the best knowledge of the Company, threatened against the Company or its subsidiaries (an “Environmental Claim”), which would be reasonably likely to have a Material Adverse Effect, and, to the knowledge of the Company, under applicable law, there are no past or present actions, activities, circumstances, events or incidents, including, without limitation, releases of any material into the environment, that are reasonably likely to form the basis of any Environmental Claim against the Company or its subsidiaries which would be reasonably likely to have a Material Adverse Effect;

(xxxiii) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others;

(xxxiv) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder which has not been so described;

(xxxv) The statistical and market related data contained in the Prospectus and Registration Statement are based on or derived from sources which the Company believes are reliable and accurate;

(xxxvi) The Securities have been duly authorized by the Trust Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Trust Agreement and will conform to the statements relating thereto contained in each of the General Disclosure Package and the Prospectus;

(xxxvii) Each of the Administrators of the Trust is an officer or director of the Company and has been duly authorized by the Company to execute the Trust Agreement;

(xxxviii) The likelihood that payments on the Securities will be deferred is remote, and the Company does not currently plan, anticipate or intend such deferral:

(xxxix) No payments on any securities issued by or to any of the Other Trusts have been deferred, and the likelihood that payments on any securities issued by or to any of the Other Trusts will be deferred is remote, and neither the Company nor any of the Other Trusts plan, anticipate, or intend any such deferral;

(xl) No event of default, breach, or fact or circumstance that itself or with the passage of time or giving of notice could result in a breach or event of default under any agreement relating to any outstanding security issued by or to any of the Other Trusts has occurred or is continuing;

(xli) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xlii) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(xliii) Moss Adams LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

(xliv) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder and will comply with those provisions of the Sarbanes-Oxley Act that will become effective in the future upon their effectiveness;

(xlv) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

(xlvi) The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii)

transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xlvii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Act). Such disclosure controls and procedures (A) are designed to insure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures; (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter; and (C) are effective to perform the functions for which they were established. Neither the Company’s independent registered accounting firm nor the Audit Committee of the Board of Directors of the Company has been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data or (2) any fraud, whether or not material, that involves management employees or other employees who have a role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xlviii) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary in his/her capacity as an employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus;

(xlix) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities;

(l) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith; and

(li) The Company is in compliance with the corporate governance and other rules and requirements of Nasdaq and will comply with any such provisions that will become effective in the future upon their effectiveness.

(b) The Bank represents and warrants to, and agrees with, each of the Underwriters that:

(i) The Bank has been duly chartered by the Washington Department of Financial Institutions and is validly existing as a state chartered bank in good standing under the laws of the State of Washington, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ii) The Bank has no subsidiaries except AmericanWest Holdings, Inc., formed in November 2007 for the express purpose of potentially holding foreclosed real estate assets;

(iii) The Bank is not in violation of its articles of incorporation, bylaws or other charter documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank is a party or by which it may be bound, or to which any of the property of the Bank is subject; and

(iv) The execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the charter of the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its properties.

2. Subject to the terms and conditions herein set forth, (a) the Offerors agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Offerors, at a purchase price per Firm Security of $            , the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Offerors agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Offerors, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional interests) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Offerors hereby grant to the Underwriters the right to purchase at their election up to                  Optional Securities, at a purchase price per Optional Security set forth in clause (a) of the preceding paragraph, for the sole purpose of covering sales of shares in excess of the number of Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from the Representatives to the Offerors, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representives and the Offerors otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

It is understood that each Underwriter has authorized Representatives, for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Securities and the Optional Securities, if any, which such Underwriter has agreed to purchase. Sandler O’Neill & Partners, L.P. and/or Howe Barnes Hoefer & Arnett, Inc., individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Securities or the Optional Securities, if any, to be purchased by any Underwriter whose funds have not been received by Sandler O’Neill & Partners, L.P. and/or Howe Barnes Hoefer & Arnett, Inc., by the relevant Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

3. Upon the authorization by the Offerors of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Offerors, shall be delivered by or on behalf of the Offerors to Sandler O’Neill & Partners, L.P., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Offerors to the Representatives at least 48 hours in advance. The Offerors will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Securities,          a.m., Eastern time, on             , 2008 or such other time and date as the Representatives and the Offerors may agree upon in writing, and, with respect to the Optional Securities,          a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Offerors may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery, or at such other time as otherwise to be delivered in accordance with the Representatives’ instructions, by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Graham & Dunn PC, Pier 70, 2801 Alaskan Way, Suite 300, Seattle, Washington 98121 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at          a.m., Eastern time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Offerors agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise the Representives, promptly after the Offerors receive notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after the Offerors receive notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer-Represented Free Writing Prospectus, Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Offerors have notified or will notify promptly the Representatives so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Offerors have promptly amended or will promptly amend or supplement such Issuer-Represented

Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omission made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) That unless the Offerors obtain the prior written consent of the Representatives, the Offerors have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Offerors and the Representatives are hereinafter referred to as a “Permitted Free Writing Prospectus.” The Offerors represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and have complied with an will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Offerors represent that they have satisfied the conditions of Rule 433 to avoid a requirement to file with the Commission any electronic road show;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Offerors shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., Eastern time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) The Company will file such reports pursuant to the Exchange Act as are necessary to make generally available to their securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(g) The Company, during the period when a prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission by the Company pursuant to the Exchange Act within the time periods required by the Exchange Act and regulations promulgated by the SEC thereunder;

(h) To use the net proceeds received by them from the sale of the Securities pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(i) If the Offerors elect to rely on Rule 462(b), the Offerors shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern time on the date of this Agreement, and the Offerors shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(j) To use their best efforts to list for quotation the Securities on the Global Select Market of the National Association of Securities Dealers Automated Quotations System (“Nasdaq”);

(k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 of the Act; and

(l) During the period beginning on the date hereof and ending on the later of the fifth anniversary of the First Time of Delivery or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 9 of this Agreement, neither the Trust, the Company nor the Bank shall, without the prior written consent of the Representatives, take or permit to be taken any action that could result in the Company’s or the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance other than a pledge to US Bank in connection with a $5 million line of credit; provided, however, that this covenant shall be null and void if the FRB, the Washington Department of Financial Institutions, the FDIC, or any other federal agency having jurisdiction over the Bank, by regulation, policy statement or interpretive release or by written order or written advice addressed to the Bank and specifically addressing the provisions of Section 8 hereof, permits indemnification of the Underwriters by the Bank as contemplated by such provisions.

6. The Offerors covenant and agree with the several Underwriters that the Offerors will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, disbursements, fees and expenses of Underwriters’ counsel and marketing, syndication and travel expenses provided that such fees and expenses shall not exceed $200,000 in the aggregate without the Company’s prior consent; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) all fees, expenses and disbursements associated with the Trust, including, without limitation, fees of the Trustee, disbursements, expenses and fees of the Trustee’s counsel, and costs associated with the formation of the Trust; (iv) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (v) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (vi) all fees and expenses in connection with listing the Securities on Nasdaq; (vii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the sale of the Securities; (viii) the cost of preparing stock certificates; (ix) the cost and charges of any transfer agent or registrar; (x) the cost of obtaining all securities and regulatory approvals from any applicable Governmental Entity; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

7. The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Offerors herein are, at and as of such Time of Delivery, true and correct, the condition that the Offerors shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Eastern time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction; and the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(b) Graham & Dunn PC, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated such Time of Delivery, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Foster Pepper PLLC, counsel for the Company, shall have furnished to the Representatives their written opinion, dated as of Time of Delivery, in form and substance satisfactory to the Representatives, including the opinions set forth on Exhibit A hereto.

(d) Foster Pepper PLLC, tax counsel for the Company, shall have furnished to the representatives their written opinion, dated as of the Time of Delivery, in form and substance satisfactory to the Representatives, including the opinions set forth on Exhibit B hereto.

(e) Stevens & Lee P.C., special Delaware counsel for the Trust, shall have furnished to the Representatives their written opinion, dated as of the Time of Delivery, in form and substance satisfactory to the Representatives, including the opinions set forth on Exhibit C hereto.

(f)(i) At the time of the execution of this Agreement, the Representatives shall have received from Moss Adams LLP, a letter dated such date, in form and substance satisfactory to the Representatives to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Code of Ethics of the AICPA, the Act and the rules and regulations of the Commission thereunder and they are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder; (iii) based upon limited procedures as agreed upon by the Representatives and Moss Adams LLP set forth in detail in such letter, including a reading of the latest available interim financial statements of the Company and its subsidiaries, a reading of the minute books of the Company and its subsidiaries, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations of the Commission thereunder or are not presented in conformity with GAAP used in the United States applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income, and the other balance sheet data and operating data, set forth under “Selected Consolidated Financial Data” in the Registration Statement and the Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term or short term debt of the Company and its subsidiaries or any decrease in consolidated total assets, the provision for loan losses, total deposits, retained earnings or stockholders’ equity of the Company and its subsidiaries, in each case as compared with the amounts shown in the most recent consolidated balance sheet of the Company and its subsidiaries included in the

Registration Statement, or (D) during the period from the date of the most recent consolidated statement of income included in the Registration Statement to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income taxes or net income of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur, and (iv) in addition to the audits referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

(ii) At 9:30 a.m., Eastern time, on the effective date of any post-effective amendment to the Registration Statement filed after the date of this Agreement and also at each Time of Delivery, the Representatives shall have received from Moss Adams LLP, a letter, dated as of each such date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7(e)(i) hereof, except that the specified date referred to shall be a date not more than five days prior to the date of such letter.

(g)(i) Neither the Trust, the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any Governmental Entity, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Sandler O’Neill & Partners, L.P. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York

Stock Exchange or on the Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Washington State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Securities to be sold at such Time of Delivery shall have been duly listed for quotation on the Nasdaq Global Select Market;

(k) The Offerors shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l) The Offerors shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company, the Bank and trustees of the Trust satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, the Bank and the Trust herein at and as of such Time of Delivery, as to the performance by the Company and the Trust of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request.

8. (a) The Trust, the Company and the Bank, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Trust, the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the

Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through the Representatives expressly for use therein (provided that the Offerors and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Offerors specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, are [TO COME] (collectively, the “Underwriters’ Information”). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Offerors against any losses, claims, damages or liabilities to which the Offerors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any Issuer-Represented Limited-Use Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or ay individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through the Representatives expressly for use therein; and will reimburse the Offerors for any legal or other expenses reasonably incurred by the Offerors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Offerors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Trust, the Company and the Bank under this Section 8 shall be in addition to any liability which the Trust, the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to (i) each person, if any, who controls any Underwriter within the meaning of the Act or who is an affiliate or partner of any Underwriter and (ii) each officer, employee or authorized agent of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to (y) each director of the Company or the Bank, as the case may be, each officer of the Company or trustee or administrator of the Trust who signs the Registration Statement and to each other person, if any, who controls the Trust, the Company or the Bank, as the case may be, within the meaning of the Act or who is an affiliate of the Company or the Bank, and (z) each officer, employee or authorized agent of the Company and administrator or authorized agent of the Trust.

9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may, in their discretion and without obligation, arrange to purchase or arrange for another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Offerors shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Offerors that the Representatives have so arranged for the purchase of such Securities, or the Offerors notify the Representatives that they have so arranged for the purchase of such Securities, the Representatives or the Offerors shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Offerors agree to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Offerors as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-tenth of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Offerors shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such

Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Offerors as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-tenth of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Offerors shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Offerors to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Offerors as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. The respective indemnities, agreements, representations, warranties and other statements of the Trust, the Offerors, the Bank and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Offerors or the Bank, or any officer or director or controlling person of the Company or the Bank or the Trustee of the Trust, and shall survive delivery of and payment for the Securities.

11. The Offerors acknowledge and agree that:

(a) in connection with the sale of the Securities, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Offerors and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement;

(b) the price of the Securities set forth in this Agreement was established following discussions and arms-length negotiations between the Offerors and the Underwriters, and the Offerors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) they have been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Offerors and that the Underwriters have no obligation to disclose such interests and transactions to the Offerors by virtue of any fiduciary, advisory or agency relationship; and

(d) they waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Offerors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Offerors, including stockholders, employees or creditors of the Offerors.

12. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Offerors, the Bank, nor the Trust shall then be under any liability to any Underwriter except as provided in Sections 8 hereof. If this Agreement is terminated due to failure of any condition specified in Section 7, the Offerors will reimburse the Underwriters through the Representatives in accordance with Section 6 hereof, but the Offerors shall then be under no further liability to any Underwriter except as provided in Section 8 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives, c/o Sandler O’Neill & Partners, L.P., at 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel; and if to the Company, the Bank or the Trust shall be delivered or sent by mail or facsimile to the Company at 41 W. Riverside Avenue, Suite 400, Spokane, Washington 99201, Attention: Patrick J. Rusnak Chief Operating Officer; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Offerors, and, to the extent provided in Sections 8 and 10 hereof, shall inure solely to the benefit of the officers and directors of the Company and the Bank, the trustees of the Trust and each person who controls the Company, the Bank, the Trust or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with the understanding of the Representatives, please sign and return to us four counterparts hereof, and upon the acceptance hereof by the Representatives on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Bank. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, but without warranty on the Representatives’ part as to the authority of the signer thereof.

Very truly yours,

AMERICANWEST BANCORPORATION

By:
Name:	Robert M. Daugherty
Title:	President and Chief Executive Officer

AMERICANWEST BANK

By:
Name:	Robert M. Daugherty
Title:	President and Chief Executive Officer

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.
As Representative of the Several Underwriters

By:
Name:
Title:

HOWE BARNES HOEFER & ARNETT, INC.
As Representative of the Several Underwriters

By:
Name:
Title:

Accepted as of the date hereof:

AMERICANWEST CAPITAL TRUST IV

By:	WILMINGTON TRUST COMPANY, Indenture Trustee

By:
Name:
Title:

Accepted as of the date hereof:

AMERICANWEST CAPITAL TRUST IV

By:
Name:
Administrator

By:
Name:
Administrator

By:
Name:
Administrator

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Sandler O’Neill & Partners, L.P.

Howe Barnes Hoefer & Arnett, Inc.

Total

[Exhibits Intentionally Omitted]

30